EXHIBIT 5.1








                                   February 20, 2001



JLM Couture, Inc.
225 West 37th Street
New York, NY  10018

Gentlemen:

     You have requested our opinion with respect to the offering by JLM Couture, Inc., a Delaware corporation (the "Company"), of up to 150,000 shares (the "Option Shares") of Common Stock, par value $.0002 per share, of the Company (the "Common Stock"), pursuant to the provisions of the Company's First Amended and Restated 1996 Stock Option Plan (the "Plan"). The Option Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").

     We have examined a copy of the Certificate of Incorporation and By-Laws, as amended, of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement prepared by the Company and filed with the Securities and Exchange Commission and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plans and the Registration Statement, will be duly and validly issued, fully-paid and non-assessable.

JLM Couture, Inc.
February 20, 2001
Page 2



     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                   Very truly yours,



                                   /s/Kalin & Associates, P.C.
                                   Kalin & Associates, P.C.